As filed with the Securities and Exchange Commission on December 9, 1994

                                                 Registration No. 33-48074


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ___________________________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ____________________________________

                              MAGMA COPPER COMPANY
               (Exact name of Registrant as specified in charter)

            Delaware                                86-0219794
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)                Identification No.)

               7400 North Oracle Road, Tucson, Arizona     85704
               (Address of Principal Executive Office)  (Zip Code)
                      ____________________________________


                               Douglas J. Purdom
                   Vice President and Chief Financial Officer
                              Magma Copper Company
                 7400 North Oracle Road, Tucson, Arizona 85704
                    (Name and address of agent for service)

                                 (602) 575-5600
         (Telephone number, including area code, of agent for service)


                                 With copy to:


                            Steven D. Pidgeon, Esq.
                                 Snell & Wilmer
                               One Arizona Center
                             Phoenix, Arizona 85004
                                 (602) 382-6252

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

       Pursuant to a Registration Statement on Form S-3, Registration No. 33-48074, effective June 25, 1992, Magma Copper Company (the "Company") registered for sale from time to time debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed U.S. $75,000,000 (the "Shelf Registration").
This Post-Effective Amendment serves to deregister the $75,000,000 in debt securities subject to the Shelf Registration, none of which have been, or will be, issued thereunder.

                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, and the State of Arizona, on December 9, 1994.

                           MAGMA COPPER COMPANY,
                           a Delaware corporation



                           By:/s/ Douglas J. Purdom
                              ------------------------------------
                                Douglas J. Purdom
                                Vice President and Chief Financial
                                Officer (Principal Accounting and
                                Financial Officer)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Magma Copper Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson and State of Arizona on December 9, 1994.

                           MAGMA COPPER COMPANY,
                           a Delaware corporation


                           By:  /s/ Douglas J. Purdom
                             ________________________________
                                Douglas J. Purdom
                                Vice President and Chief
                                Financial Officer


       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                      Title                      Date
     ---------                      -----                      ----


          *            Chairman of the Board and Director   December 9, 1994
- - - ---------------------
Donald J. Donahue

          *
- - - ---------------------  President, Chief Executive Officer   December 9, 1994
J. Burgess Winter      Director (Principal Executive
                       Officer

/s/Douglas J. Purdom
- - - ---------------------  Vice President and Chief Financial   December 9, 1994
Douglas J. Purdom      Officer (Principal Financial and
                       Accounting Officer)

          *            Director                             December 9, 1994
- - - ---------------------
Christopher W. Brody

          *            Director                             December 9, 1994
- - - ---------------------
Judd R. Cool

          *            Director                             December 9, 1994
- - - ---------------------
John W. Goth

          *            Director                             December 9, 1994
- - - ---------------------
John R. Kennedy

          *            Director                             December 9, 1994
- - - ---------------------
Thomas W. Rollins

     Signature                  Title                             Date
     ---------                  -----                             ----

          *            Director                             December 9, 1994
- - - ---------------------
Henry B. Sargent

          *            Director                             December 9, 1994
- - - ---------------------
Simon D. Strauss

          *            Director                             December 9, 1994
- - - ---------------------
H. Wilson Sundt

          *            Director                             December 9, 1994
- - - ---------------------
John L. Vogelstein




*By /s/Douglas J. Purdom
   ----------------------------
     Douglas J. Purdom
     Attorney-in-Fact